UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 12, 2008

SHOE CARNIVAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street, Evansville, IN	47715

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Shareholder Approval of Proposed Amendment

At the 2008 Annual Meeting of Shareholders of Shoe Carnival, Inc. (the "Company") held on June 12, 2008, the Company's shareholders approved an amendment (the "Amendment") to the 2000 Stock Option and Incentive Plan (the "Plan"). The Amendment increased the maximum number of shares with respect to which awards may be made under the Plan to 2,000,000. The Amendment also modified the term of the Plan such that no further awards may be made under the Plan after the later of ten years from the date of (a) adoption of the Plan by the shareholders of the Company, or (b) the approval of any amendment of the Plan by the shareholders of the Company.

The Amendment to the Plan was approved by the Company's Board of Directors on March 18, 2008, subject to shareholder approval.

A copy of the Plan, as amended, is attached hereto as Exhibit 10-O and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits:

Exhibit No.	Exhibits
10-O	Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: June 13, 2008	By:	/s/ W. Kerry Jackson

W. Kerry Jackson
Executive Vice President and Chief Financial Officer